LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

	Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Clive
A. Meanwell, John P. Kelley, Glenn Sblendorio and Paul
M. Antinori signing singly and each acting
individually, as the undersigned's true and lawful attorney-in-fact. I hereby revoke any and all Limited Powers of Attorney for Section 16 Reporting that have previously been signed by me. As attorney-in-fact, each has the full power and authority as hereinafter
described to:
	(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity as officer
and/or director of The Medicines Company (the
"Company"), Forms 3, 4, and 5 (including any
amendments thereto) in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");
	(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such
Form 3, 4, or 5, prepare, completed and execute an
amendment or amendments thereto, and timely deliver
and file such form with the United States Securities
and Exchange Commission and any stock exchange or
similar authority;
	(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and
the undersigned hereby authorize any such person to
release any such information to such attorney-in-fact
and approves and ratifies any such release of
information; and
	(4) 	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and condition as such attorney-in-fact may approve in such attorney-in fact's discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposed as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and power herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of; the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirement, or
(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of May, 2007.


/s/ Armin Kessler